Exhibit 99.1

KMG Chemicals, Inc. 9555 W. Sam Houston Parkway South Suite 600 Houston, TX 77099 USA

KMG Chemicals Reports Fourth Quarter and Full Year 2013 Financial Results

HOUSTON, Texas—(BUSINESS WIRE)—October 24, 2013—KMG Chemicals, Inc. (NYSE: KMG), a global provider of specialty chemicals in select markets, today announced financial results for its fourth fiscal quarter and fiscal year ended July 31, 2013.

2013 Fourth Fiscal Quarter Summary

•	Net sales were $81.1 million, up 19.9% from the comparable quarter in fiscal 2012. Fourth quarter sales included two months of contribution from the acquisition of OM Group’s Ultra Pure Chemicals (UPC) business.

•	Operating income was $2.5 million, including the impact of $660,000 of UPC acquisition expenses, $577,000 of UPC integration expenses and $1.5 million of CEO transition expenses. Excluding these expenses, fourth quarter operating income was $5.3 million.

•	GAAP diluted earnings per share was $0.06 vs. $0.33 per share reported in last year’s fourth fiscal quarter.

•	Adjusted (non-GAAP) diluted earnings per share, which excludes acquisition, integration and CEO transition expenses, was $0.28. In addition to the items previously identified, fourth quarter EPS was also adversely impacted by an increase to tax expense of $682,000 associated with the requirement to capitalize for tax purposes all of the previously incurred expenses associated with the UPC acquisition. The tax impact was included in the adjustment for acquisition-related expenses.

2013 Fiscal Year Summary

•	Net sales were $263.3 million, a 3.4% decrease from $272.7 million in fiscal 2012. Despite an increase in net sales from the UPC acquisition, net sales were down in the aggregate because of weak demand in electronic chemicals in North America beginning in the second quarter of the fiscal year, and because of reduced sales of creosote.

•	Operating income was $17.2 million vs. $25.4 million in fiscal 2012. Fiscal 2013 operating income was impacted by $2.1 million of UPC acquisition expenses, $577,000 of UPC integration expenses and $1.5 million of CEO transition expenses. Excluding these expenses, operating income was $21.3 million.

•	GAAP diluted earnings per share was $0.81 vs. $1.20 reported in fiscal 2012.

•	Adjusted diluted earnings per share, which exclude acquisition, integration and CEO transition expenses, including the aforementioned tax effect, was $1.11.

•	Net cash provided by operating activities was $20.3 million vs. $25.2 million in fiscal 2012.

“Our fiscal 2013 financial results did not meet our expectations, reflecting challenging market conditions in both our Electronic Chemicals and Wood Treating Chemicals businesses. We also incurred significant expenses related to the acquisition of OM Group’s UPC subsidiaries and KMG’s change in leadership,” said Chris Fraser, Chairman, President and CEO of KMG.

Phone: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

“Having spent the last few months meeting with our employees, customers and suppliers, I am very optimistic about KMG’s potential. Our near-term focus is on the integration of the UPC business, which will involve consolidating our global Electronic Chemicals manufacturing operations and optimizing our logistics and supply chain.

“As we move forward, the intensity with which we focus on execution and operational efficiencies will increase. We will continue to emphasize a culture of accountability, bringing a greater focus and discipline to our business performance,” Mr. Fraser said.

	Fiscal 2013		Fiscal 2012
Fourth quarter results Dollars in thousands, except EPS	Adjusted (non-GAAP)	As Reported (GAAP)	As Reported (GAAP)
Net Sales	$81,087	$81,087	$67,607
Operating Income	5,278	2,525	6,695
Operating Margin	6.5%	3.1%	9.9%
Net Income	3,247	723	3,863
Diluted EPS	$0.28	$0.06	$0.33

	Fiscal 2013		Fiscal 2012
Full year results Dollars in thousands, except EPS	Adjusted (non-GAAP)	As Reported (GAAP)	As Reported (GAAP)
Net Sales	$263,311	$263,311	$272,700
Operating Income	21,333	17,180	25,437
Operating Margin	8.1%	6.5%	9.3%
Net Income	12,808	9,348	13,825
Diluted EPS	$1.11	$0.81	$1.20

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

	Fiscal 2013		Fiscal 2012
Electronic Chemicals Fourth Quarter Results Dollars in thousands	Adjusted (non-GAAP)	As Reported (GAAP)	As Reported (GAAP)
Net Sales	$54,268	$54,268	$43,055
Operating Income	4,090	3,513	4,304
Operating Margin	7.5%	6.5%	10.0%

For the fourth fiscal quarter, the Electronic Chemicals segment reported:

•	Sales of $54.3 million vs. $43.1 million in the same period a year ago. Sales increased in the quarter due to the acquisition of OM Group’s Ultra Pure Chemicals business, which was completed on May 31, 2013.

•	Adjusted operating income of $4.1 million vs. $4.3 million last year. Including acquisition integration expenses of $577,000, operating income was $3.5 million, down from $4.3 million last year.

•	Adjusted operating margin of 7.5%, down from 10.0% in the previous year. Including the impact of acquisition integration expenses, operating margin was 6.5%.

	Fiscal 2013	Fiscal 2012
Wood Treating Chemicals Fourth Quarter Results Dollars in thousands	As Reported (GAAP)	As Reported (GAAP)
Net Sales	$26,777	$24,337
Operating Income	2,390	3,219
Operating Margin	8.9%	13.2%

For the fourth fiscal quarter, the Wood Treating Chemicals segment reported:

•	Sales of $26.8 million, up 10% from $24.3 million reported in the comparable quarter last year. The sales increase was the result of higher sales volumes into the rail tie treating market.

•	Operating profit of $2.4 million, or 8.9% of sales, vs. $3.2 million, or 13.2% of sales, last year. Operating profit in the fourth fiscal quarter of 2013 was negatively impacted by shifts in product mix and lower selling prices.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Balance sheet and cash flow overview

“KMG ended the fourth quarter with cash of $13.9 million and total assets of $262.0 million. Because of the acquisition of OM Group’s Ultra Pure Chemicals business, our long-term debt was $85.0 million as of July 31, 2013, including $65.0 million on our revolver and $20.0 million on our term loan,” Mr. Sobchak said.

KMG reported net cash flows from operations in fiscal 2013 of $20.3 million, down from $25.2 million in fiscal 2012. The decrease in net cash flows from operations primarily reflected lower net income.

Electronic Chemicals manufacturing realignment

As indicated in last week’s news release, KMG has announced a restructuring plan for its Electronic Chemicals business to enhance logistical efficiencies, optimize our supply chain and improve service to our valued customers. The initial step in this plan involves shifting production from the Fremont, California site to KMG’s larger facilities primarily in the U.S. This transfer of production is scheduled to be completed by March 31, 2014.

“At this time, we are reviewing additional options to reconfigure our global Electronic Chemicals operations, which include five manufacturing and distribution sites across the UK, France and Italy, and two sites in Asia. Given current industry production capacity, we intend to optimize our global manufacturing footprint to better match market demand for high purity process chemicals. The consolidation of our manufacturing assets is expected to take approximately eighteen months to complete, during which time KMG will work closely with customers to ensure a smooth transition for affected products,” Mr. Fraser said.

Outlook

Mr. Sobchak said, “We anticipate sales within our Electronic Chemicals business will rise sequentially given a full quarter’s worth of contribution from the recently acquired UPC business. Electronic Chemicals segment first quarter operating profits are expected to increase from the prior quarter, benefiting from a full three months of UPC revenue. . Within our Wood Treating Chemicals business, first quarter operating profits should be consistent with those reported in our fourth fiscal quarter, aided by favorable seasonal trends. However, increased overhead charges related to the expansion of our business, such as for additional accounting and administrative services, will likely cause consolidated first quarter earnings to fall below fourth quarter earnings, as adjusted.

Overall, we project first quarter GAAP diluted EPS, including restructuring and other unusual charges, will be $0.13 to $0.16. Adjusted (non-GAAP) fiscal first quarter diluted EPS, which exclude restructuring and integration charges, are projected to be $0.22 to $0.25.

For the fiscal 2014 year, we anticipate global semiconductor industry production will increase moderately over fiscal 2013, with production progressively improving over the course of the year. While laptop and desktop chip markets remain sluggish, mobile computing and markets for other chip applications are experiencing growth. In our Wood Treating Chemicals business, we expect continued steady market demand for wood railroad ties and improving demand for utility poles as western U.S.-based utilities upgrade their distribution infrastructure.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

As we integrate OM Group’s Ultra Pure Chemicals subsidiaries into our operations, we anticipate fiscal 2014 will be a transition year in terms of our overall financial performance. We project fiscal 2014 consolidated net sales will exceed $350 million, rising significantly from fiscal 2013 primarily due to the addition of sales from the UPC business. However, we anticipate flat to modest net income growth on a GAAP basis, as we incur costs to restructure our Electronic Chemicals manufacturing operations.”

Mr. Sobchak continued, “In fiscal 2014, we project one-time charges of $4-5 million from our global manufacturing realignment program, partially offset by incremental benefits of $2-3 million from restructuring-related synergies and commercial benefits. Once completed in fiscal 2015, this restructuring is expected to generate annualized benefits of $6-8 million for our Electronic Chemicals segment, excluding one-time projected restructuring charges of $7-9 million on a cumulative basis over fiscal 2014 and fiscal 2015. In addition, we intend to spend an incremental $2 million of capital expenditures primarily in fiscal 2014 to accomplish these plans.”

Conference call

Date: Thursday, October 24, 2013

Time: 10:00 a.m. ET

Participant dial-in: 866-318-8613 or 617-399-5132

Passcode: 11647795

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 2:00 p.m. ET on October 24, 2013. To access the call, dial 888-286-8010 or 617-801-6888 using participant passcode 70239123.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. Its current operations are focused on the electronic and industrial wood treatment chemical markets. For more information, visit the Company’s website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Reconciliation of non-GAAP financial measures to GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding expenses related to the acquisition of OM Group’s Ultra Pure Chemicals business, integration expenses associated with that acquisition and CEO transition expenses from current results will allow for more accurate comparisons of our operating performance. KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

	KMG Chemicals, Inc.
Fourth Quarter Fiscal 2013	Operating		Net	Diluted Earnings
Dollars in thousands, except EPS	Income	Margin	Income	Per Share
Non-GAAP measure	$5,278	6.5%	$3,247	$0.28
Acquisition & integration expenses	(1,237)	(1.5%)	(1,510)	($0.13)
CEO transition costs	(1,516)	(1.9%)	(1,014)	($0.09)

GAAP measure	$2,525	3.1%	$723	$0.06

	Electronic Chemicals Operating		Wood Treating Chemicals Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$4,090	7.5%	—	—
Integration expenses	(577)	(1.1%)	—	—

GAAP measure	$3,513	6.5%	$2,390	8.9%

	KMG Chemicals, Inc.
Full Year Fiscal 2013	Operating		Net	Diluted Earnings
Dollars in thousands, except EPS	Income	Margin	Income	Per Share
Non-GAAP measure	$21,333	8.1%	$12,808	$1.11
Acquisition & integration expenses	(2,637)	(1.0%)	(2,446)	($0.21)
CEO transition costs	(1,516)	(0.6%)	(1,014)	($0.09)

GAAP measure	$17,180	6.5%	$9,348	$0.81

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

	Electronic Chemicals Operating		Wood Treating Chemicals Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$14,569	8.8%	—	—
Integration expenses	(577)	(0.3%)	—	—

GAAP measure	$13,992	8.4%	$10,522	10.8%

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2013	2012	2013	2012
Net sales	$81,087	$67,607	$263,311	$272,700
Cost of sales	56,759	46,964	186,841	195,635

Gross profit	24,328	20,643	76,470	77,065

Distribution expenses	10,938	7,480	30,312	26,770
Selling, general and administrative expenses	10,865	6,468	28,978	24,858

Operating income	2,525	6,695	17,180	25,437

Other income (expense)
Interest expense, net	(577)	(490)	(1,771)	(2,099)
Other, net	(33)	(74)	(208)	(269)

Total other expense, net	(610)	(564)	(1,979)	(2,368)

Income from continuing operations before income taxes	1,915	6,131	15,201	23,069
Provision for income taxes	(1,184)	(2,111)	(5,715)	(8,754)

Income from continuing operations	731	4,020	9,486	14,315

Discontinued operations:
Loss from discontinued operations, before income taxes	(16)	(277)	(203)	(711)
Income tax benefit	8	120	65	221

Loss from discontinued operations	(8)	(157)	(138)	(490)
Net income	$723	$3,863	$9,348	$13,825

Earnings per share:
Basic
Income from continuing operations	$0.06	$0.35	$0.82	$1.26
Loss from discontinued operations	—	(0.01)	(0.01)	(0.04)

Net income	$0.06	$0.34	$0.81	$1.22

Diluted
Income from continuing operations	$0.06	$0.34	$0.82	$1.24
Loss from discontinued operations	—	(0.01)	(0.01)	(0.04)

Net income	$0.06	$0.33	$0.81	$1.20

Weighted average shares outstanding:
Basic	11,521	11,388	11,487	11,363
Diluted	11,590	11,545	11,578	11,528

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JULY 31, 2013 and 2012

(UNAUDITED)

(In thousands, except for share and per share amounts)

	2013	2012
Assets
Current assets
Cash and cash equivalents	$13,949	$1,633
Accounts receivable
Trade, net of allowances of $224 at July 31, 2013 and $16 at July 31, 2012	41,935	28,933
Other	4,210	960
Inventories, net	53,387	40,661
Current deferred tax assets	1,400	1,417
Prepaid expenses and other	3,955	2,057

Total current assets	118,836	75,661

Property, plant and equipment, net	96,688	68,026
Deferred tax assets	1,069	1,129
Goodwill	10,929	3,778
Intangible assets, net	29,261	14,980
Restricted cash	1,000	1,000
Other assets, net	4,232	3,116

Total assets	$262,015	$167,690

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$35,492	$21,855
Accrued liabilities	8,362	4,595
Employee incentive accrual	1,989	2,227

Total current liabilities	45,843	28,677

Long-term debt, net of current maturities	85,000	24,000
Deferred tax liabilities	11,462	7,046
Other long-term liabilities	2,470	1,200

Total liabilities	144,775	60,923

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 11,522,321 shares issued and outstanding at July 31, 2013 and 11,405,808 shares issued and outstanding at July 31, 2012	115	114
Additional paid-in capital	26,689	26,022
Accumulated other comprehensive loss	(2,504)	(4,339)
Retained earnings	92,940	84,970

Total stockholders’ equity	117,240	106,767

Total liabilities and stockholders’ equity	$262,015	$167,690

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JULY 31, 2013 and 2012

(UNAUDITED)

(In thousands)

	2013	2012
Cash flows from operating activities
Net income	$9,348	$13,825
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,295	7,018
Amortization of loan costs included in interest expense	41	124
Stock-based compensation expense	446	714
Bad debt expense	208	—
Allowance for excess and obsolete inventory	(355)	371
(Gain) loss on sale of animal health business	57	(90)
Loss on disposal of property	59	99
Deferred income tax expense	1,247	929
Tax benefit from stock-based awards	(529)	(41)
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable — trade	1,813	6,810
Accounts receivable — other	(2,593)	2,186
Inventories	(1,018)	(5,545)
Other current and non-current assets	(654)	(223)
Accounts payable	5,301	(2,801)
Accrued liabilities and other	(1,394)	1,873

Net cash provided by operating activities	20,272	25,249

Cash flows from investing activities
Additions to property, plant and equipment	(5,505)	(5,193)
Acquisition of Ultra Pure Chemicals, net of cash acquired	(62,608)	—
Proceeds from sale of animal health business	—	10,203
Proceeds from sale of property	—	33
Change in restricted cash	—	(1,000)

Net cash provided by/(used in) investing activities	(68,113)	4,043

Cash flows from financing activities
Deferred financing costs	(229)	—
Net borrowings/(payments) under revolving loan facility	61,000	(13,946)
Principal payments on borrowings on term loan	—	(11,333)
Proceeds from exercise of stock options and warrants	70	64
Tax benefit from stock-based awards	529	41
Book overdraft	—	(2,852)
Payment of dividends	(1,378)	(1,249)

Net cash provided by/(used in) financing activities	59,992	(29,275)

Effect of exchange rate changes on cash	165	(210)
Net increase (decrease) in cash and cash equivalents	12,316	(193)
Cash and cash equivalents at the beginning of year	1,633	1,826

Cash and cash equivalents at end of year	$13,949	$1,633

Supplemental disclosures of cash flow information
Cash paid for interest	$1,709	$1,896
Cash paid for income taxes	$5,854	$5,009

Contact:

KMG Chemicals, Inc.

Eric Glover, 713-600-3865

Investor Relations Manager

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG